Exhibit 10.1

Certain confidential information contained in this document, marked by brackets and asterisk, has been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K, because it (i) is not material and (ii)

would be competitively harmful if publicly disclosed

SECURITIES EXCHANGE AGREEMENT

THIS SECURITIES EXCHANGE AGREEMENT (the “Agreement”) is entered into as of December 15, 2025 (the “Effective Date”), by and between:

Quantum X Labs Ltd., a private company limited by shares incorporated in Israel (the “Company”); and

The shareholders of the Company, listed on Schedule 1 attached hereto (the “Consenting Shareholders”);

The additional shareholders of the Company, listed on Schedule 2 attached hereto who, pursuant to this Agreement and a Joinder (as defined below), becomes a party to this Agreement (the “Additional Shareholders”); and

Viewbix, Inc., a publicly traded Delaware corporation (“Viewbix”).

The Company, the Consenting Shareholders and Viewbix, each a “Party” and collectively, the “Parties”.

WHEREAS, the Consenting Shareholders and the Additional Shareholders own 100% of the share capital of the Company, on a fully diluted basis (the “Quantum Exchange Shares”); WHEREAS, the Additional Shareholders may become a party to this Agreement by executing a Joinder Agreement in the form of Exhibit A hereto (the “Joinder”), pursuant to which such Additional Shareholder who holds Quantum Exchange Shares of the Company becomes a party to this Agreement and agrees to be bound by all terms and conditions hereof with respect to its Quantum Exchange Shares;

WHEREAS, the Consenting Shareholders and the Additional Shareholders that become party to this Agreement by executing a Joinder shall be referred to herein as the “Quantum Shareholders”; and

WHEREAS, the Consenting Shareholders believe that it is in their best interests to exchange all of the Quantum Exchange Shares for shares of common stock of Viewbix, par value US $0.0001 per share (the “Common Stock”), and Viewbix believes that it is in its best interests to issue the Consenting Shareholders shares of Common Stock of Viewbix in consideration for the Quantum Exchange Shares (the “Exchange”), all upon the terms and subject to the conditions set forth in this Agreement.

NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the Parties to be derived herefrom, and intending to be legally bound hereby, the Parties hereby agree as follows:

ARTICLE I - SECURITIES EXCHANGE

1.1	The Exchange.

1.1.1	On the terms and subject to the conditions set forth in this Agreement, each of the Quantum Shareholders shall sell, assign, transfer and deliver, free and clear of all liens its pro rata share of the Quantum Exchange Shares, representing in the aggregate up to 589,319 ordinary shares, no par value per share of Quantum, to Viewbix, in exchange for the issuance to the Consenting Shareholders (as set forth on Schedule 1 attached hereto), together with the Additional Shareholders, if any, that become party to this Agreement pursuant to Section 1.7 on or prior to the Closing Date, on a pro rata basis, of an aggregate of up to 40.0% of Viewbix’s issued and outstanding capital stock, as of the Effective Date, including 800,000 shares of Common Stock issued or to be issued by Viewbix pursuant to the securities purchase agreement, dated November 5, 2025, between Viewbix and each purchaser identified on the signature pages thereto (the “SPA”), consisting of (i) up to 2,666,000 shares of Common Stock of Viewbix representing 19.99% of Viewbix’s issued and outstanding capital stock (the “Viewbix Exchange Shares”), including 800,000 shares of Common Stock issued or to be issued by Viewbix pursuant to the SPA and (ii) pre-funded warrants to purchase up to 4,447,595 shares of Common Stock of Viewbix representing the balance of the up to 40.0%, as of the Effective Date, less the Viewbix Exchange Shares , in the form attached hereto as Exhibit B (the “Viewbix Exchange Pre-Funded Warrants” and together with the Viewbix Exchange Shares, the “Viewbix Exchange Securities”, and the Viewbix Exchange Securities together with the Quantum Exchange Shares, the “Exchange Securities”), all upon the terms and subject to the conditions set forth in this Agreement.

1.1.2	Earn Out Payments.

(a)	In addition to the Viewbix Exchange Securities issued at the Closing (as defined below), Viewbix will issue the Quantum Shareholders earn-out payments payable shares of up to 12,702,847 Common Stock of Viewbix (the “Earn Out Shares”) and/or pre-funded warrants to purchase shares of Common Stock of Viewbix (the “Earn-Out Pre-Funded Warrants” and together with the Earn-Out Shares, the “Earn-Out Securities”) A, contingent on achieving certain performance criteria as detailed below as follows:

(i)

the issuance of a number of Earn-Out Securities equal to an amount up to 1,975,998 Earn-Out Securities, upon the submission of five (5) patent applications including provisional applications in total, across at least three (3) distinct sub-fields within the quantum sector, by the Company or any of its Portfolio Companies during the eighteen (18) month period following the Closing Date.

(ii)	the issuance of an additional number of Earn-Out Securities equal to an amount up to 3,436,519 Earn-Out Securities, upon the closing of listing, public offering, or an M&A Transaction of any Portfolio Company of the Company, at a pre-money valuation of no less than US$20,000,000 during the twenty four (24) month period following the Closing Date.

(iii)

the issuance of an additional number of Earn-Out Securities equal to an amount up to 7,290,330 Earn-Out Securities, upon the earlier of: (1) a capital raise of at least US$10,000,000 into either Viewbix or the Company at a pre-money valuation of no less than US$250,000,000; or (2) closing of any M&A Transaction of the Company, at a pre-money valuation not less than US$250,000,000 during the forty eight (48) month period following the Closing Date.

Subject to the terms herein, Earn-Out Securities may become issuable to the Quantum Shareholders only following the 12-month anniversary of the Closing Date (as defined below), and only upon achievement of the applicable Performance Milestones set forth above.

“Portfolio Company” means any entity of which the Company directly or indirectly owns, controls, or otherwise holds an interest of at least 10%.

“M&A Transaction” means the closing of (i) any event of consolidation, merger or reorganization of the Company or a Portfolio Company, in one transaction or series of related transactions, following which holders of the majority of the Company or a Portfolio Company Shares issued and outstanding immediately prior to such transaction or series of related transactions, hold less than 50% of the issued and outstanding shares of the entity surviving such transaction or series of related transactions or an entity controlling such surviving entity; (ii) the sale of shares of the Company or a Portfolio Company, in a single transaction or series of related transactions, representing at least 50% of the voting power of the voting securities of the Company; or (iii) the sale or transfer by the Company of all or substantially all of its assets including by way of exclusive license or sale of all or substantially all of the Company or a Portfolio Company issued and outstanding share capital, to any other company or any other entity or person. A reorganization for the purpose of change of domicile that does not affect the percentage ownership interest of the Shareholders in the Company or a Portfolio Company shall not be deemed M&A Transaction.

1.2	Closing.

The closing (the “Closing”) of this Agreement shall take place on such date that all conditions precedent and obligations of the Parties, including as set forth in Section 1.3 below, are satisfied or waived by the respective Party, but not later than the ninetieth day (90th) after the Effective date, unless otherwise agreed in writing between the parties (the “Closing Date”), at such location to be mutually determined by the Parties.

1.3	Conditions to Closing.

The respective obligations of each of the Parties to effect the Closing shall be subject to the satisfaction at or prior to the Closing of each of the following conditions:

(a)	Good Standing Certificate. Viewbix shall have delivered to the Quantum Shareholders a certificate of good standing of Viewbix and the Quantum Shareholders have delivered a certificate of good standing of the Company (or the equivalent thereof in the State of Israel), within two (2) business days of Closing issued by the relevant jurisdiction.

(b)	No Injunctions. No statute, rule, regulation, order, decree, ruling or injunction shall have been enacted, entered, promulgated, endorsed or threatened or is pending by or before any governmental authority of competent jurisdiction which in any material respect restricts, prohibits or threatens to restrict or prohibit the consummation of any of the transactions contemplated herein.

(c)	Representations and Warranties. The representations and warranties made by each of the Parties herein shall be true and correct in all material respects as of the date hereof and as of the Closing with the same effect as if the representations and warranties were made as of the date hereof and as of the Closing.

(d)	Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by either Party on or prior to the Closing shall have been performed or complied with in all material respects.

(e)	Approvals. (i) Viewbix shall obtain the Stockholder Approval (as defined in Article 4.2), and (ii) the Company shall obtain the approval of its board of directors and its shareholders.

(f)	Termination of Capital Note. The principal loan in an aggregate amount of up to UDS 1.5M, out of which USD 400,000 was provided to the Company by L.I.A Pure Capital Ltd. and other Quantum Shareholders, under Capital Notes dated May 15 2025 (“Capital Note”), shall be deemed and treated as an equity investment in the Company and thus at the Closing the Capital Note shall terminate.

(g)

Due Diligence. The completion of the Exchange contemplated by this Agreement shall be subject to the completion, up to 30 days from the date of signing this agreement by Viewbix of its legal, financial, business, and technical due diligence review of the Company, the results of which shall be satisfactory to Viewbix in its sole discretion.

(h)	SEC Reports. Viewbix shall have filed all reports and other documents required to be filed by it under US federal securities laws through the Closing Date.

(i)	Consenting Quantum Shareholders. A number of Consenting Shareholders and Additional Shareholders holding at least 85.0% of the share capital of the Company, on a fully diluted basis, have executed this Agreement or become a party to this Agreement by executing a Joinder, as applicable.

1.4	Officers’ Certificate. With respect to the Closing conditions listed in Sections 1.3(c) above, the Parties shall deliver at the Closing an executed officer’s certificate to such effect.

1.5	Taxes and expenses. Viewbix and Company shall separately bear their tax consequences and expenses arising from the Exchange and the issuances and/or transfer of the Exchange Securities and Earn-Out Securities.

1.6	ITA Tax Ruling. The Quantum Shareholders shall apply to the Israeli Tax Authority (“ITA”) in connection with the Exchange, seeking to obtain a preliminary ruling pursuant to Section 104H of the Israeli Income Tax Ordinance, confirming that the share exchange qualifies for a tax deferral under the provisions of the said section. The Parties agree to comply with all the conditions set forth in such preliminary tax ruling (if granted) and to act accordingly. Upon signing this Agreement, the Viewbix Exchange Shares shall be issued and immediately transferred to the trustee to enable the completion of the Exchange. If, for any reason, the ITA does not issue a tax ruling confirming that the exchange qualifies for tax deferral under Section 104H of the Income Tax Ordinance, the transaction shall be deemed a taxable event at the time of the transaction, with no tax deferral. By signing this Agreement, each Quantum Shareholder hereby agrees to be included in the ITA Ruling and to comply with its terms, and to sign each and any document required for that purpose.

1.7	Joinder.

(a) At any time prior to the issuance of the Closing Date, an Additional Shareholder may become a party hereto by executing a Joinder, such Joinder to be delivered to Viewbix and the Company.

(b) Upon delivery of a fully executed Joinder, such Additional Shareholder shall become a party to this Agreement for all purposes, with respect to its Quantum Exchange Shares, and shall be bound by all applicable terms, conditions, covenants, representations, warranties and obligations contained herein as if an original signatory hereto.

1.8	Deliveries and Transactions at Closing. At the Closing, the following transactions shall occur simultaneously, and no transaction shall be deemed to have been completed or any document delivered until all such actions have been completed and all required documents delivered.

(a) Viewbix shall deliver to each of the Quantum Shareholders (or the trustee appointed in connection with the Tax Ruling) the following:

(i)	Book Entry Shares Statements and Warrants. No later than 5 days following the Closing Date, Viewbix shall cause to be delivered (i) the applicable restricted book entry statements representing the Viewbix Exchange Securities in the name of the Trustee and (ii) the Viewbix Exchange Pre-Funded Warrants.

(ii)	Viewbix Corporate Resolutions. Written resolution of the board of directors of Viewbix, duly executed in order to give effect to the transactions hereunder in the form to be attached hereto as Exhibit 1.7(a) (ii)(1).

(iii)	Officer’s Certificate. Company shall have received a certificate from VIEWBIX, validly executed by its officers, in the form to be attached hereto as Exhibit 1.7(a)(iii), confirming that as of the Closing the closing conditions set forth in Sections 1.3 with respect to VIEWBIX have been satisfied.

(b) The Quantum Shareholders shall deliver to VIEWBIX the following:

(i)	Share Certificate. A Validly executed share certificate in the name of VIEWBIX reflecting the Quantum Shares, to be attached hereto as Exhibit1.7 (b) (i).

(ii)	Shareholders Registry. An updated shareholders registry of the Company in the form to be attached hereto as Exhibit 1.7(b) (ii).

(iii)	Company Board Resolution. Written resolution of the board of directors of the Company, duly executed in order to give effect to the Transactions hereunder, in the form to be attached hereto as Exhibit 1.7(b) (iii).

(iv)	Company Shareholder’s Resolution. Written resolution of the shareholders of Company duly executed by them in order to give effect to the Transactions hereunder including the appointment of directors of Company, in the form to be attached hereto as Exhibit 1.7(b) (iv).

(v)	Share Transfer Deeds. Share Transfer Deeds, signed and executed by the Quantum Shareholders and Viewbix, in the form to be attached hereto as Exhibit 1.7(a).

(vi)	Officer’s Certificate. VIEWBIX shall have received a certificate from Company, validly executed by Company’s office holder, in the form to be attached hereto as Exhibit 1.7(b) (vi), confirming that as of the Closing, the closing conditions set forth in Sections 1.3 with respect to Company and the Quantum Shareholders have been satisfied.

(vii)	Ramot Amendment. An amendment to the License Agreement with Ramot dated 26th day of May, 2025 (“Ramot License”), signed and executed by the Company and Ramot, in the form to be attached hereto as Exhibit 1.7(a) Error! Reference source not found..

ARTICLE II - REPRESENTATIONS AND WARRANTIES

Notwithstanding that none of the Quantum Shareholders are warrantors of the Company Representations, and subject to clause 5.8 below, each of the Quantum Shareholders shall be liable for its pro rata share of any cost arising from any claim for breach of any of the Company Representations; and in respect of a breach of a Quantum Shareholder Representation, the relevant Quantum Shareholder shall be liable for all of the costs arising from such claim.

Each Quantum Shareholders hereby irrevocably waives all past, present and future claims, demands or rights of action that he has or may have against the Company or its officers or employees or board members or shareholders (both past and present), whether under common law, contract, statute or otherwise, whether such claims are, or could be, known to the parties or in their contemplation at the date of this agreement in any jurisdiction.

REPRESENTATIONS AND WARRANTIES OF QUANTUM SHAREHOLDERS

Each of the Quantum Shareholders represents and warrants to Viewbix, separately and not jointly, that, as of the date hereof and as of the Closing, except for those representations and warranties that speak of a different date:

2.1	Good Title. Each Quantum Shareholder represents and warrants to Viewbix separately and not jointly, that it is the record and beneficial owner, and has good title to, its Quantum Exchange Shares, with the full right and authority to sell and deliver such Quantum Exchange Shares, free and clear of any and all liens, encumbrances, pledges, security interests, claims, charges, options, rights of first refusal, proxies, voting trusts, or agreements, transfer restrictions under any equity holder or similar agreement or any other restriction or limitation whatsoever, including any contract granting any of the foregoing excluding restrictions detailed in the Articles of Association of the Company (collectively, the “Title Liens”), to Viewbix pursuant to the Exchange. Viewbix, as the new owner of the Quantum Exchange Shares, shall receive good title to the Quantum Exchange Shares, free and clear of all Title Liens.

2.2	Authority; Non-Contravention. The Quantum Shareholders have all requisite authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Quantum Shareholders and the consummation by the Quantum Shareholders of the transactions contemplated by this Agreement have been (or at Closing will have been) duly authorized by all necessary corporate action on the part of the Quantum Shareholders and the Company. This Agreement has been duly executed and delivered by and constitutes a valid and binding obligation of the Quantum Shareholders, enforceable in accordance with its terms. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any breach or violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of or “put” right with respect to any obligation or to loss of a material benefit under, or result in the creation of any lien upon any of the properties or assets of the Company or the Quantum Exchange Shares under, (i) the articles of association of the Quantum Shareholder, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to the Quantum Shareholder or their respective properties or assets, or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule, regulation or arbitration award applicable to the Quantum Shareholders or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, breaches, violations, defaults, rights, losses or liens that individually or in the aggregate could not have a Material Adverse Effect with respect to the Company or could not prevent, hinder or materially delay the ability of the Quantum Shareholders to consummate the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any governmental entity is required by or with respect to the Quantum Shareholders or the Company in connection with the execution and delivery of this Agreement by the Quantum Shareholders or the consummation by the Quantum Shareholders , as the case may be, of any of the transactions contemplated by this Agreement.

2.3	Acquisition of Viewbix Exchange Securities for Investment.

(a)	Purchase Entirely for Own Account. Viewbix Exchange Securities and Earn-Out Securities proposed to be acquired by the Quantum Shareholders hereunder will be acquired for investment for the Quantum Shareholders own account and not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and each of the Quantum Shareholders represents it has no present intention of selling, granting any participation in or otherwise distributing the Viewbix Exchange Shares, the Earn-Out Shares, the Viewbix Exchange Pre-Funded Warrants, the Earn-Out Pre-Funded Warrants and the shares of Common Stock issuable upon the exercise of the Viewbix Exchange Pre-Funded Warrants and the Earn-Out Pre-Funded Warrants (the “Viewbix PFW Shares” and together with the Viewbix Exchange Securities and Earn-Out Securities, the “Viewbix Securities”), except in compliance with applicable securities laws. Each Quantum Shareholder further represents that it does not have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participation to such Person with respect to the Viewbix Securities.

(b)	The Quantum Shareholders (i) can bear the economic risk of its investment and (ii) possesses such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in Viewbix and its securities.

(c)	Each Quantum Shareholder understands that the sale of the Viewbix Exchange Securities and Earn-Out Securities is not registered under the Securities Act and that the issuance hereof to the Quantum Shareholders is intended to be exempt from registration under the Securities Act pursuant to Regulation S promulgated thereunder (“Regulation S”). Each Quantum Shareholder is, and on each date on which it exercises any warrants to purchase shares of Viewbix Common Stock, it will be either (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7), (a)(8), (a)(9) or (a)(12) under the Securities Act or, if not an accredited investor, otherwise meets the suitability requirements of Regulation D and Section 4(a)(2) of the Securities Act; (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act; or (iii) a “non-US person,” as such term is defined in Regulation S and as set forth in Annex A hereto. The certificates representing the Viewbix Exchange Shares issued to the Quantum Shareholders and Earn-Out Shares and Viewbix PFW Shares issuable to the Quantum Shareholders upon the exercise of the Viewbix Exchange Pre-Funded Warrant or Earn-Out Pre-Funded Warrant shall be endorsed with the following legends, in addition to any other legend required to be placed thereon by applicable securities laws:

“[NEITHER] THIS SECURITY [NOR THE SECURITIES INTO WHICH THIS SECURITY IS EXERCISABLE] HAS [NOT] BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES [AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY] NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED EXCEPT (1) IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT, AND BASED ON AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT THE PROVISIONS OF REGULATION S HAVE BEEN SATISFIED, (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR (3) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, IN WHICH CASE THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES [OR THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY] MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.”

(d)	The Quantum Shareholders acknowledges that neither the SEC, nor the securities regulatory body of any state or other jurisdiction, has received, considered or passed upon the accuracy or adequacy of the information and representations made in this Agreement.

(e)	Each of the Quantum Shareholders acknowledges that it has carefully reviewed such information as it has deemed necessary to evaluate an investment in Viewbix and its securities. To the full satisfaction of each Quantum Shareholder, it has been furnished all materials that it has requested relating to Viewbix and the purchase of the Viewbix Exchange Securities and Earn-Out Securities hereunder.

(f)	Each of the Quantum Shareholders understands that the Viewbix Securities may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Viewbix Securities or any available exemption from registration under the Securities Act, the Viewbix Securities may have to be held indefinitely and each of the Quantum Shareholders further acknowledges that the Viewbix Securities may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of Rule 144 are satisfied, including, without limitation, Viewbix’s compliance with the reporting requirements under the Exchange Act.

(g)	Each of the Quantum Shareholders has conducted its own investigation with respect to Viewbix, its business the Viewbix Exchange Securities and Earn-Out Securities; has received or otherwise had access to all information regarding Viewbix that it believes is necessary or appropriate in connection with the purchase of the Viewbix Exchange Securities and Earn-Out Securities, including financial and other information which has been publicly filed by Viewbix with the SEC through EDGAR; (c) has made its own assessment and has satisfied itself concerning the relevant tax, legal, currency and other considerations relevant to its investment in Viewbix; and

(d) has such knowledge and experience in financial and business matters in order to evaluate the merits and risks of its prospective investment in Viewbix.

(h)	Company is an Israeli company, and each Quantum Shareholder:

(i)	is not a U.S. Person and is not purchasing the Viewbix Exchange Securities and Earn-Out Securities for the account of or benefit of a U.S. Person or a person within the United States;

(ii)	was not offered the Viewbix Exchange Securities and Earn-Out Securities in the United States;

(iii)	did not execute or deliver this Agreement, in the United States;

(iv)	did not cause any buy order for the Viewbix Exchange Securities and Earn-Out Securities to originate in the United States;

(v)	has no intention to distribute either directly or indirectly any of the Viewbix Exchange Securities and Earn-Out Securities in the United States, and Company will not offer, sell or otherwise transfer, directly or indirectly, any of the Viewbix Exchange Securities and Earn-Out Securities in the United States or to, or for the account or benefit of, a U.S. Person or person in the United States except pursuant to registration under the 1933 Act and the securities laws of all applicable states, or pursuant to available exemptions therefrom;

(vi)	did not receive the offer to purchase the Viewbix Exchange Securities and Earn-Out Securities as a result of, nor will it engage in, any directed selling efforts (as defined in Regulation S);

(vii)	is a “non-US person” as defined in Regulation S as promulgated under the Securities Act.

2.4	Additional Legend; Consent. Additionally, the Viewbix Securities will bear any legend required by the “blue sky” laws of any state to the extent such laws are applicable to the securities represented by the certificate so legended and Company consents to Viewbix making a notation on its records or giving instructions to any transfer agent of the Viewbix Securities in order to implement the restrictions on transfer of the Viewbix Securities.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY (“COMPANY REPRESENTATIONS”)

The Company represent and warrant to Viewbix, that, as of the date hereof and as of the Closing, except for those representations and warranties that speak of a different date and subject to the schedule of exceptions attached hereto:

2.6	The Quantum Exchange Shares held by the Consenting Shareholders represent 85.03% of the issued and outstanding share capital of the Company on a fully diluted basis, and except as detailed in the Ramot License, there are no other issued and outstanding share capital of the Company and no outstanding commitments or contracts to issue any share capital or rights in share capital of the Company.

2.7	Organization, Standing and Corporate Power of Company. Company is duly incorporated, validly existing and in good standing under the laws of Israel with respect to the filing of annual reports with the Registrar of Companies of Israel and has the requisite corporate power and authority to own, lease and operate its properties and other assets and to carry on its business as now being conducted. Company is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a Material Adverse Effect with respect to the Company. As used in this Agreement, the term “Material Adverse Effect” or “Material Adverse Change” shall mean any change or effect that either individually or in the aggregate with all other such changes or effects is materially adverse to the business, assets, properties, condition (financial or otherwise) or results of operations of each of the Parties taken as a whole.

2.8	Capital Structure. The authorized share capital of Company consists of 1,000,000 ordinary shares with no par value each, of which 589,319 shares are issued and outstanding as of the date hereof. Except as detailed in Schedule 2.8, there are no outstanding bonds, debentures, notes or other indebtedness or other securities of Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters of which stockholders of Company are entitled to vote on. There are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Company is a party or by which it is bound obligating Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional common stock of Company or other equity or voting securities of Company or obligating Company to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are no outstanding contractual obligations, commitments, understandings or arrangements of Company to repurchase, redeem or otherwise acquire or make any payment in respect of any common stock of Company or any other securities of Company. There are no agreements or arrangements pursuant to which Company is or could be required to register Company’s common stock or other securities under the Securities Act of 1933, as amended (the “Securities Act”) or other agreements or arrangements with or among any holders of Company or with respect to any securities of Company.

2.9	Authority; Non-Contravention. The Company have all requisite authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement have been (or at Closing will have been) duly authorized by all necessary corporate action (if applicable) on the part of the Company. This Agreement has been duly executed and delivered by and constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any breach or violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of or “put” right with respect to any obligation or to loss of a material benefit under, or result in the creation of any lien upon any of the properties or assets of the Company (if applicable)under: (i) the articles of association of the Company, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to the Company or their respective properties or assets, or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule, regulation or arbitration award applicable to the Company or its respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, breaches, violations, defaults, rights, losses or liens that individually or in the aggregate could not have a Material Adverse Effect with respect to the Company or could not prevent, hinder or materially delay the ability of the Company to consummate the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any governmental entity is required by or with respect to the Company in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company , as the case may be, of any of the transactions contemplated by this Agreement.

2.10	Financial Statements; No Undisclosed Liabilities.

(a)	Except as detailed in Schedule 2.10, Company has no liabilities or obligations, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business, which, individually and in the aggregate, do not exceed US$ 180,000; (ii) obligations under contracts and commitments incurred in the ordinary course of business; and (iii) liabilities and obligations of a type or nature not required under GAAP to be reflected in its financial statements, which, individually and in the aggregate do not exceed US$10,000.

(b)	Company is not a guarantor or indemnitor of any debt or obligation of another except as required in the ordinary course of business under the Material Agreements, nor has Company given any loan, security or otherwise agreed to become liable for any obligation of any person. No person has given any guarantee of, or security for, any obligation of Company. Company did not extend any loans or advances to any person, other than advances for expenses to its consultants and Portfolio Companies in the ordinary course of business.

2.6	Assets and Properties. Company has good and marketable title to all of the tangible or personal properties and assets owned by Company, which are material to the business of Company as currently conducted, and such properties and assets are free and clear of all mortgages, deeds of trust, liens, pledges, charges, security interests, conditional sale agreement, loans and encumbrances, except for statutory liens for the payment of current taxes that are not yet delinquent and encumbrances and liens that arise in the ordinary course of business and do not materially impair Company’s ownership or use of such property or assets. With respect to the tangible property and assets it leases, Company is in compliance in all material respects with such leases and, to its knowledge, holds a valid leasehold or license interest free of any liens, pledges, charges, security interest, claims or encumbrances, other than those of the lessors of such property or assets. Company does not own any real property.

2.11	Intellectual Property. Company has, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights for use in connection with their respective businesses and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). Company has not received a notice (written or otherwise) that any of, its material Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement. Company has not received, a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person, except as could not have or reasonably be expected to not have a Material Adverse Effect. Company has taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Quantum Shareholders have no knowledge of any facts that would preclude the Company from having valid license rights or clear title to the Intellectual Property Rights. The Quantum Shareholders have no knowledge that Company lacks or will be unable to obtain any rights or licenses to use all Intellectual Property Rights that are necessary to conduct Company’s business. For purposes of this Section, “knowledge”, including the phrase “to Company’s knowledge” (or similar phrases), when used in this Section 2 shall mean the actual knowledge of the Company’s CEO and the Directors, after due inquiry of office holders of the Company having responsibility for the matter in question but without conducting any patent search, freedom to operate, infringement, or any similar search.

2.12	Labor Matters. Company has no liabilities to employees, and did not employ any employees. Company engaged contractors and there is a debt to such contractors for services rendered after May 8 2025 .

2.13	Litigation. There is no action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending against or, to the knowledge of Company, threatened against Company. Company is not subject to any order, writ, judgment, injunction, decree or award of any court or any governmental authority.

2.14	Compliance. Company has not been advised, nor does Company have reason to believe, that it is not conducting its business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting its business.

2.15	Material Agreements. All material agreements to which Company is a party are included as part of or specifically identified in Schedule 2.15 (“Company Material Agreements”). Except for the Company Material Agreements, Company has no material contracts. To Company’s Knowledge, neither Company nor any other party to the Company Material Agreements, is in breach of or default under any of such contracts.

2.16	Taxes. Company has not yet been required to file any tax returns or reports under applicable law.

2.17	Conformity of Descriptions. The Quantum Exchange Shares, will conform in all material respects to the descriptions of Company’s Ordinary Shares as detailed in the Articles of Association.

2.18	Subsidiaries. Schedule 2.18 lists all the portfolio companies of the Company.

2.19	Disclosure. All disclosure provided to Viewbix regarding the Company, its business and the transactions contemplated hereby, including the exhibits to this Agreement, furnished by Company with respect to the representations and warranties made herein are true and correct with respect to such representations and warranties and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Viewbix acknowledges and agrees that Company makes or has made no representations or warranties with respect to the transaction contemplated hereby other than those specifically set forth in Article II hereof.

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF VIEWBIX

Viewbix represents and warrants to Quantum Shareholders that, as of the date hereof and as of the Closing, except for those representations and warranties that speak of a different date, and subject to the Viewbix Reports (as defined below) and the schedule of exceptions attached hereto:

3.1	Viewbix Securities. The Viewbix Exchange Securities, assuming the exercise in full of the Viewbix Exchange Pre-Funded Warrants (without regard to any limitations on the exercise of the Viewbix Exchange Pre-Funded Warrants), shall represent at the Closing 40.0% of the issued and outstanding capital stock of Viewbix as of the Effective Date (as of immediately following the Closing). The Earn-Out Securities, assuming the issuance of the Viewbix Exchange Shares, the exercise in full of the Viewbix Exchange Pre-Funded Warrants (without regard to any limitations on the exercise of the Viewbix Exchange Pre-Funded Warrants) and the exercise in full of the Earn-Out Pre-Funded Warrants (without regard to any limitations on the exercise of the Earn-Out Pre-Funded Warrants), shall represent at the Closing up to 65.0% of the issued and outstanding capital stock of Viewbix as of the Effective Date.

3.2	Organization, Standing and Corporate Power of Viewbix. Viewbix is duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own, lease and operate its properties and other assets and to carry on its business as now being conducted. Viewbix is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a Material Adverse Effect with respect to Viewbix.

3.3	Capital Structure. Viewbix capital structure is as described in the Viewbix Reports. Except as disclosed in the Viewbix Reports (as defined below), there are no outstanding bonds, debentures, notes or other indebtedness or other securities of Viewbix having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters of which stockholders of Viewbix are entitled to vote on. Except as disclosed in Viewbix Reports and as set forth herein, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Viewbix is a party or by which it is bound obligating Viewbix to issue, deliver or sell, or cause to be issued, delivered or sold, additional common stock of Viewbix or other equity or voting securities of Viewbix or obligating Viewbix to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are no outstanding contractual obligations, commitments, understandings or arrangements of Viewbix to repurchase, redeem or otherwise acquire or make any payment in respect of any common stock of Viewbix or any other securities of Viewbix. There are no agreements or arrangements pursuant to which Viewbix is or could be required to register Viewbix’ common stock or other securities under the Securities Act or other agreements or arrangements with or among any holders of Viewbix or with respect to any securities of Viewbix. The issuance of the Viewbix Exchange Securities and Earn-Out Securities will not trigger any anti-dilution rights of any existing securities of Viewbix.

3.4	Authority; Non-Contravention. Viewbix has all requisite authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Viewbix and the consummation by Viewbix of the transactions contemplated by this Agreement have been (or at Closing will have been) duly authorized by all necessary corporate action on the part of Viewbix. This Agreement has been duly executed and delivered by and constitutes a valid and binding obligation of Viewbix, enforceable in accordance with its terms. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any breach or violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of or “put” right with respect to any obligation or to loss of a material benefit under, or result in the creation of any lien upon any of the properties or assets of Viewbix under, (i) the charter documents of Viewbix, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Viewbix or their respective properties or assets, or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule, regulation or arbitration award applicable to Viewbix or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, breaches, violations, defaults, rights, losses or liens that individually or in the aggregate could not have a Material Adverse Effect with respect to Viewbix or could not prevent, hinder or materially delay the ability of Viewbix to consummate the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any governmental entity is required by or with respect to Viewbix in connection with the execution and delivery of this Agreement by Viewbix or the consummation by Viewbix, as the case may be, of any of the transactions contemplated by this Agreement.

3.5	Reports. Since January 1, 2023, Viewbix has filed all forms, reports and documents with the U.S. Securities and Exchange Commission (“SEC”) that have been required to be filed by it under applicable laws prior to the date hereof (all such forms, reports and documents, together with all documents filed or furnished on a voluntary basis and all exhibits and schedules thereto, the “Viewbix Reports”). As of its filing date (or, if amended or superseded by a filing prior to the date of this Agreement, on the date of such amended or superseded filing), (i) each Viewbix Report complied as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act, and/or the Sarbanes-Oxley Act, as the case may be, each as in effect on the date such Viewbix Report was filed, and (ii) each Viewbix Report did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. To the knowledge of Viewbix, none of the Viewbix Reports is the subject of ongoing SEC review or investigation. The financial statements included in the Viewbix Reports comply in all material respects with the applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. The financial statements included in the Viewbix Reports have been prepared in accordance with generally accepted accounting principles in the United States applied on a consistent basis (“GAAP”), and fairly represent the financial position of Viewbix and as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year- end audit adjustments and the omission of certain footnotes. Except as set forth in the Viewbix Reports, Viewbix has no liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a balance sheet of Viewbix or in the notes thereto.

3.6	Litigation. There is no action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending against or, to the knowledge of Viewbix, threatened against Viewbix. Viewbix is not subject to any order, writ, judgment, injunction, decree or award of any court or any governmental authority.

3.7	Compliance. Viewbix has not been advised, nor does Viewbix have reason to believe, that it is not conducting its business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting its business.

3.8

Material Agreements. Except as specifically identified on Schedule 3.8, all material agreements to which Viewbix is a party are included as part of or specifically identified in the Viewbix Reports to the extent required by the rules and regulations of the SEC as in effect at the time of filing (“Viewbix Material Agreements”). Except for the Viewbix Material Agreements, Viewbix has no material contracts. To Viewbix’ Knowledge, neither Viewbix nor any other party to the Viewbix Material Agreements, is in breach of or default under any of such contracts.

3.9	Taxes. Except as disclosed in the Viewbix Reports or as set forth in Schedule 3.9, Viewbix has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and Viewbix has no knowledge of a tax deficiency which has been or might be asserted or threatened against it.

3.10	Conformity of Descriptions. The Viewbix Exchange Shares, Earn-Out Shares and Viewbix PFW Shares, when issued, will conform in all material respects to the descriptions of Viewbix’ shares of common stock contained in the Viewbix Reports and other filings with the SEC.

3.11	Disclosure Controls. Viewbix has disclosure controls and procedures (as defined in Rule 13a-15 under the Securities Exchange Act of 1934, as amended) that are designed to ensure that material information relating to Viewbix is made known to Viewbix’ principal executive officer and Viewbix’ principal financial officer or persons performing similar functions.

3.12	Acquisition of Company Capital Stock for Investment.

(a)	Purchase Entirely for Own Account. Quantum Exchange Shares proposed to be acquired by Viewbix hereunder will be acquired for investment for Viewbix’ own account and not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and Viewbix has no present intention of selling, granting any participation in or otherwise distributing the Quantum Exchange Shares, except in compliance with applicable securities laws. Viewbix further represents that it does not have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participation to such Person with respect to the Quantum Exchange Shares.

(b)	Viewbix (i) can bear the economic risk of its investment and (ii) possesses such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in Company and its securities.

(c)	Viewbix understands that the Quantum Exchange Shares will be issued pursuant to an exemption from the requirement to provide Viewbix with a prospectus and as a result (i) certain protections, rights and remedies provided by the Israeli Securities Law, 5728-1968 (the “Securities Law”), including statutory rights of rescission and certain statutory remedies against an issuer, auditors, directors and officers that are available to investors who acquire securities offered by a prospectus, will not be available to Viewbix, (ii) the Securities Law may not provide investors with an adequate remedy in the event that they suffer investment losses in connection with securities acquired in a private placement, (iii) Viewbix may not receive information that would otherwise be required to be given under the Securities Law, and (iv) Company is relieved from certain obligations that would otherwise apply under the Securities Law. The certificates representing the Quantum Exchange Shares issued to Viewbix shall be endorsed with the following legends, in addition to any other legend required to be placed thereon by applicable securities laws:

“THE SECURITIES REPRESENTED HEREBY ARE NOT TRADED ON THE TEL- AVIV STOCK EXCHANGE OR ANY OTHER SECURITIES EXCHANGE OR MARKET AND MAY ONLY BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR HYPOTHECATED IN A TRANSACTION CONCERNING WHICH THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH TRANSACTION IS NOT IN CONTRAVENTION OF APPLICABLE SECURITIES LAWS. THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE APPLICABLE SECURITIES LAWS INCLUDING THE ISRAELI SECURITIES LAW, 5728-1968 AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED ABSENT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR IN COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

(d)	Viewbix acknowledges that neither Quantum Shareholders nor any of Company directors, employees, officers, affiliates or agents has made any written or oral representations (i) that any person will resell or repurchase the Quantum Exchange Shares, (ii) that any person will refund all or any part of the consideration paid by Viewbix for the Quantum Exchange Shares, (iii) as to the future price or value of the Quantum Exchange Shares, or (iv) there are risks associated with the purchase of the Quantum Exchange Shares and no securities commission, agency, governmental authority, regulatory body, stock exchange or similar authority has reviewed or passed on the merits of the Quantum Exchange Shares or made any recommendations or endorsement with respect to the Quantum Exchange Shares.

(e)	Viewbix acknowledges that it has carefully reviewed such information as it has deemed necessary to evaluate an investment in Company and its securities. To the full satisfaction of Viewbix, it has been furnished all materials that it has requested relating to Company and the purchase of the Quantum Exchange Shares hereunder.

(f)	Viewbix acknowledges that the Quantum Exchange Shares have not been and will not be registered under the Securities Act or the securities laws of any state of the United States and that the Company Exchange Shares may not be offered, pledged, sold, assigned or otherwise transferred, directly or indirectly, to, or for the account or benefit of, a person in the United States or a U.S. person without registration under the Securities Act and applicable state securities laws or compliance with the requirements of an exemption from such registration, and it acknowledges that Company has no present intention of filing or obligation to file a registration statement under the Securities Act or applicable state securities laws in respect of the issuance or resales of such securities. “United States” and “U.S. person” have the respective meanings assigned to such terms in Rule 902 of Regulation S.

3.12	Disclosure. All disclosure provided to Quantum Shareholders regarding Viewbix, its business and the transactions contemplated hereby, including the exhibits to this Agreement, furnished by Viewbix with respect to the representations and warranties made herein are true and correct with respect to such representations and warranties and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Quantum Shareholders acknowledge and agrees that Viewbix makes or has made no representations or warranties with respect to the transaction contemplated hereby other than those specifically set forth in Article III hereof.

ARTICLE IV – COVENANTS

4.1	Securities Law Compliance. Each of the Parties understands and agrees that the consummation of this Agreement, including the purchase of the Exchange Securities and Earn-Out Securities upon Closing as contemplated hereby, constitutes the offer and sale of securities under the Securities Act and applicable state statutes. Each of the Parties agrees that such transactions shall be consummated in reliance on exemptions from the registration requirements of such statutes, which depend, among other items, on the circumstances under which such securities are acquired. Furthermore, in connection with the transactions contemplated by this Agreement, each of Viewbix and the Quantum Shareholders shall each file, with the assistance of the other and their respective legal counsel, such notices, applications, reports or other instruments as may be deemed by them to be necessary or appropriate in an effort to document reliance on such exemptions, all to the extent and in the manner as may be deemed by the Parties to be appropriate.

4.2	Stockholder Approval. Viewbix shall either (i) if Viewbix shall have obtained the prior written consent of the requisite stockholders (the “Stockholder Consent”) to obtain the Stockholder Approval (as defined below), inform Viewbix’s stockholders of the receipt of the Stockholder Consent by preparing and filing with the SEC, as promptly as practicable after the date hereof, but prior to the forty fifth (45th) calendar day after the Effective Date (or, if such filing is delayed by a court or regulatory agency, in no event later than 120 calendar days after the Effective Date), an information statement with respect thereto or (ii) provide each stockholder entitled to vote at a special meeting of stockholders of Viewbix (the “Stockholder Meeting”), which shall be promptly called and held not later than the ninetieth (90th) calendar day after the Effective Date (or, if such filing is delayed by a court or regulatory agency, in no event later than 120 calendar days after the Effective Date) (the “Stockholder Meeting Deadline”), a proxy statement. The proxy statement, if any, shall solicit each of Viewbix’s stockholder’s affirmative vote at the Stockholder Meeting for approval of resolutions (“Stockholder Resolutions”) providing for the approval of the issuance of all of the Viewbix Exchange Securities, Earn-Out Securities and all of the securities to be issued by Viewbix in a private placement offering pursuant to the securities purchase agreement, dated November 5, 2025, between Viewbix and each purchaser identified on the signature pages thereto in compliance with the rules and regulations of the Nasdaq Stock Market LLC (without regard to any limitations on the exercise of the Viewbix Exchange Pre-Funded Warrants) (such affirmative approval being referred to herein as the “Stockholder Approval”, and the date such Stockholder Approval is obtained, the “Stockholder Approval Date”), and Viewbix shall use its reasonable best efforts to solicit its stockholders’ approval of such resolutions and to cause its board of directors to recommend to the stockholders that they approve such resolutions. Viewbix shall be obligated to seek to obtain the Stockholder Approval by the Stockholder Meeting Deadline.

4.3	Access to Information; Confidentiality.

4.3.1	The Parties hereto shall, and shall cause their officers, employees, counsel, financial advisors and other representatives to, afford to any other party and its representatives reasonable access during normal business hours during the period prior to the Closing Date of the Agreement to its properties, books, contracts, commitments, personnel and records and, during such period, the Parties shall, and shall cause each of its officers, employees and representatives to, furnish promptly to any other Party all information concerning its business, properties, financial condition, operations and personnel as such other Party may from time to time reasonably request. For the purposes of determining the accuracy of the representations and warranties of each Party set forth herein and compliance by each Party of its obligations hereunder, during the period prior to the Closing Date of the Exchange, each Party shall provide each other Party and its representatives with reasonable access during normal business hours to its properties, books, contracts, commitments, personnel and records as may be necessary to enable each Party to confirm the accuracy of the representations and warranties of each other Party set forth herein and compliance by each Party of their obligations hereunder, and, during such period, cause its, officers, employees and representatives to, furnish promptly to each Party upon its request (i) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws; and (ii) all other information concerning its business, properties, financial condition, operations and personnel as such other Party may from time to time reasonably request.

4.3.2	Except as required by law, each Party will hold, and will cause its respective directors, officers, employees, accountants, counsel, financial advisors and other representatives to hold, any non-public information concerning another Party in strict confidence.

4.3.3	No investigation pursuant to this Section shall affect any representations or warranties of the Parties herein or the conditions to the obligations of the Parties hereto.

4.4	Commercially Reasonable Best Efforts. Upon the terms and subject to the conditions set forth in this Agreement, each of the Parties agrees to use its commercially reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other Parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Exchange and the other transactions contemplated by this Agreement. The Parties hereto will use their commercially reasonable best efforts and cooperate with one another (i) in promptly determining whether any filings are required to be made or consents, approvals, waivers, permits or authorizations are required to be obtained (or, which if not obtained, would result in an event of default, termination or acceleration of any agreement or any put right under any agreement) under any applicable law or regulation or from any governmental authorities or third parties in connection with the transactions contemplated by this Agreement, and (ii) in promptly making any such filings, in furnishing information required in connection therewith and in timely seeking to obtain any such consents, approvals, permits or authorizations. The Parties hereto shall mutually cooperate in order to facilitate the achievement of the benefits reasonably anticipated from the Exchange.

4.5

Further Assurances. Subject to the terms and conditions herein provided, each Party shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective this Agreement and the transactions contemplated herein.

4.6

Lock-Up. Each of the Quantum Shareholders agrees that, for a period of twelve (12) months following the Closing Date (the “Lock-Up Period”), such Quantum Shareholder shall not, directly or indirectly, sell, assign, transfer, pledge, encumber or otherwise dispose of any of the Viewbix Exchange Securities, or enter into any agreement or arrangement providing for any of the foregoing. Notwithstanding the foregoing, a Quantum Shareholder may exercise Viewbix Exchange Pre-Funded Warrants during the Lock-Up Period provided that the shares of Viewbix Common Stock issuable upon the exercise of such Viewbix Exchange Pre-Funded Warrants shall be subject to the restrictions set forth in this Section 4.6 until the expiration of the Lock-Up Period.

4.7	Funding. Viewbix shall continue to fund the Company in accordance with the payment schedule detailed in the Ramot License, under the Capital Note.

ARTICLE V – MISCELLANEOUS

5.1	Brokers. Each Party agrees that there were no finders or brokers involved in bringing the Parties together or who were instrumental in the negotiation, execution or consummation of this Agreement. Each Party agrees to indemnify the other against any claim by any third Person for any commission, brokerage or finder’s fee arising from the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying party and such third Person, whether express or implied, from the actions of the indemnifying party.

5.2	Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Israel, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Israel or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Israel. Each Party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of Israel, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each Party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such Party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

5.3	Notices. All notices or other communications required or permitted by this Agreement shall be in writing and addressed as follows:

If to the Quantum Shareholders:

As set forth on the signature page to this Agreement.

If to Viewbix:

Attn: Amihay Hadad

Address: 3 Hanehoshet St, Building B, 7th floor Tel Aviv, Israel 6971068

Tel: + 972-53-6666611

Email: amihay@gix-internet.com

or such other addresses as shall be furnished in writing by any Party in the manner for giving notices hereunder. Notice shall be deemed to have been duly received: (a) if given email, when transmitted and the appropriate confirmation received, as applicable, if transmitted on a business day and during normal business hours of the recipient, and otherwise on the next business day following transmission; (b) if given by certified or registered mail, return receipt requested, postage prepaid, three business days after being deposited in the U.S. mail; and (c) if given by courier, messenger or other means, when received or personally delivered and, in any such case, addressed as indicated herein, or to such other addresses as may be specified by any Party to the other Parties pursuant to notice given by such Party in accordance with the provisions of this Section 5.3.

5.4	Attorneys Fees. In the event that any Party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing Party shall be reimbursed by the losing Party for all costs, including, without limitation, reasonable attorneys’ fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

5.5	Third Party Beneficiaries. This Agreement is strictly between Viewbix and the Quantum Shareholders and, except as specifically provided, no other Person shall be deemed to be a third party beneficiary of this Agreement.

5.6	Expenses. Each Party shall bear its own expenses, including legal, accounting and professional fees, incurred in connection with this Agreement and any other agreements in connection therewith, the Exchange or any of the other transactions contemplated hereby.

5.7	Entire Agreement. This Agreement and the related documents referenced herein represent the entire agreement between the Parties relating to the subject matter hereof, and supersedes all prior agreements, understandings and negotiations, written or oral, with respect to such subject matter.

5.8

Indemnification, Survival; Termination.

(c) Each Quantum Shareholder, severally and not jointly, shall indemnify and hold harmless VIEWBIX and its respective affiliates, officers, directors, employees and agents, against and in respect of any and all claims, costs, expenses, direct damages, losses, including, without limitation, reasonable attorney fees paid for to any suit, action or proceeding of the above, but excluding any indirect damages or losses (the “Damages”) resulting from (i) any inaccuracy in any representation or the breach of any representation or warranty made by such Quantum Shareholder in this Agreement under ARTICLE II or the Company Representations; (ii) the breach by any Quantum Shareholder or COMPANY (with respect to Company, until the Closing) of any covenant or agreement to be performed hereunder. Each Quantum Shareholder shall not be obligated to indemnify Viewbix with respect to any such claim unless and until the liability of Viewbix with respect thereto has been finally determined by a court of competent jurisdiction pursuant to a final, non-appealable judgment.

(d) No Indemnification by COMPANY. The Quantum Shareholders acknowledge and agree that, upon and following the Closing: (i) COMPANY shall not have any liability or obligation to indemnify, save or hold harmless or otherwise pay, reimburse or make Quantum Shareholders whole for or on account of any indemnification or other claims made by any VIEWBIX indemnities hereunder; (ii) the Quantum Shareholders shall have no right of contribution against COMPANY with respect to any such indemnification or other claim. By signing this Agreement each Quantum Shareholder confirms that effective as of Closing it/he/she irrevocably waives and releases COMPANY and its officers and employees from any and all claims it may have against COMPANY for any reason whatsoever.

(e) VIEWBIX shall indemnify, defend and hold harmless each Quantum Shareholder, against and in respect of any and all Damages (including reasonable attorneys’ fees and expenses) arising out of, resulting from or incurred in connection with any material breach by VIEWBIX of any covenant or agreement to be performed by it under this Agreement; provided, however, that such indemnification shall not cover any Damages to the extent are attributable to such Quantum Shareholder’s material breach of any of the representations, warranties or covenants made by such Quantum Shareholder in this Agreement or any conduct by such Quantum Shareholder that constitute fraud, gross negligence or willful misconduct. Viewbix shall not be obligated to indemnify any Quantum Shareholder with respect to any such claim unless and until the liability of such Quantum Shareholder with respect thereto has been finally determined by a court of competent jurisdiction pursuant to a final, non-appealable judgment.

5.8.4 Limitation on Indemnification. Notwithstanding anything to the contrary in this Agreement, the total aggregate liability of Viewbix and/or any Quantum Shareholder to pay indemnification amounts, is expressly limited as set forth in each and all of the provisions below, except in the case of fraud or willful misconduct.

(a) No claim for indemnification may be made after expiration of the Survival Periods as set forth below.

For the purpose of this Agreement “Survival Periods” shall mean:

(i)	The Survival Period with regard to each Parties’ representations concerning Capitalization, the right to sell or issue Quantum or Viewbix Exchange Securities, as applicable, shall be the applicable statute of limitations;

(ii)	The Survival Period with regard to the Quantum Shareholder representations concerning ownership of the Quantum Shareholders Shares, shall extend for the duration of the applicable statute of limitations;

(iii)	The Survival Period with regard to all other representations, shall be twenty four (24) months as of the Closing Date.

(b) Where VIEWBIX’s Damages are based on breach of a representation regarding COMPANY, all the Quantum Shareholders shall participate in the payment of Damages, each according solely to its pro-rata share in COMPANY’s shares immediately prior to the Closing.

(c) Where VIEWBIX Damages arise from a breach by a certain Quantum Shareholder of its representations regarding its shares in COMPANY, the indemnification amount due to the Indemnified Parties, shall be due solely and exclusively from such Quantum Shareholder and no other Quantum Shareholder shall be held liable for it.

(d) The maximum aggregate indemnification liability of each Quantum Shareholder (whether arising in law or equity, in contract, tort, any other theory of law or otherwise) for any VIEWBIX Damages giving rise to indemnification or otherwise in connection with this Agreement, shall not exceed the value of the VIEWBIX Exchange Shares held by such Quantum Shareholder immediately after the Closing.

(e) The maximum aggregate indemnification liability of VIEWBIX (whether arising in law or equity, in contract, tort or any other theory of law) for any Quantum Shareholder’s Damages giving rise to indemnification, shall not exceed the value of the Company Exchange Shares immediately after the Closing.

(f) Notwithstanding anything to the contrary in this Agreement, no Party shall be liable for any claims, damages, or losses arising under this Agreement unless and until the aggregate amount of such claims exceeds USD 50,000 (the “Basket”). Once the Basket threshold is met, the liable party shall only be responsible for amounts exceeding the Basket.

5.9	Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which taken together shall be but a single instrument. Signatures delivered by email shall be deemed original signatures.

5.10	Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law or in equity, and may be enforced concurrently therewith, and no waiver by any Party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore or thereafter occurring or existing. This Agreement may by amended by a writing instrument signed by Viewbix and the Quantum Shareholders holding the majority of the Quantum Exchange Shares prior to the Closing, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance may only be extended by a writing signed by the Party or Parties for whose benefit the provision is intended.

[Signature pages follow]

[Signature Page to the Securities Exchange Agreement, dated December 2025]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above.

Viewbix, Inc.

By:
Name:	Amihay Hadad
Title:	Chief Executive Officer

Quantum X Labs Ltd.

By:
Name:
Title:	Director

SCHEDULE 1

CONSENTING SHAREHOLDERS

[***]

SCHEDULE 2

ADDITIONAL SHAREHOLDERS

[***]

SCHEDULE 2

SCHEDULE OF EXCEPTIONS

This schedule of exceptions (“SOE”) provides certain information in connection with, and contains certain exceptions to, the representations and warranties of Quantum X Labs Ltd. (“Company”) set out in Section 2 of the Securities Exchange Agreement, dated as of December 15, 2025 by and among Viewbix Inc. the Company and the Quantum Shareholders (the “Agreement”) of which this SOE is a part.

Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Agreement.

This SOE is arranged in sections and subsections corresponding to the numbered and lettered sections and subsections contained in Section 2 of the Agreement, and the information set forth in any one in any section or subsection of the SOE shall apply to and qualify (a) the representation and warranty set forth in the Agreement to which it corresponds, and (b) whether or not an explicit reference or cross-reference is made, each other representation and warranty set forth in the Agreement for which it is reasonably apparent on its face that such information is relevant to such other section.

To the extent that any representation or warranty contained in the Agreement is limited or qualified by the materiality of the matters to which the representation or warranty is given, the inclusion of any matter in this SOE does not constitute a determination by Company or any of its shareholders that such matters are material. Nor in such cases where a representation or warranty is limited or qualified by the materiality of the matters to which the representation or warranty is given shall the disclosure of any matter in this SOE imply that any other, undisclosed matter having a greater value or other significance is material.

Nothing in this SOE constitutes an admission of any liability or obligation of Company or any of the Quantum Shareholders to any third party, nor an admission against their interests with respect to third parties.

The numbers in this SOE correspond to the section numbers of the Agreement.

Schedule 2.8 – Capital Structure

[***]

Schedule 2.10 - Financial Statements; No Undisclosed Liabilities

[***]

Schedule 2.15 – Company Material Agreements

[***]

Schedule 2.18 – Subsidiaries

[***]

Schedule 3.8 – Viewbix Material Agreements

[***]

Schedule 3.9 – Taxes

[***]

ANNEX A

Regulation S Questionnaire

Regulation S Questionnaire

The information contained herein is being furnished to the Company in order for the Viewbix Inc. (the “Company”) to determine whether the undersigned’s receipt of the Company’s common stock (the “Securities”) in connection with an exchange of common stock with the Company may be accepted pursuant to Rule 903 of Regulation S promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The undersigned understands that (i) the Company will rely upon the following information for purposes of complying with Federal and applicable state securities laws, (ii) the Securities will not be registered under the Securities Act in reliance upon the exemption from registration provided by Rule 903 of Regulation S of the Securities Act, and (iii) this representation letter is not an offer to sell nor the solicitation of an offer to buy any Securities, or any other securities, to the undersigned. Capitalized terms used herein but not otherwise defined shall have the meanings assigned to them in that certain Securities Exchange Agreement dated December 15, 2025, by and among the undersigned and the Company (the “Agreement”).

1.	At the time of (a) the offer by the Company and (b) the acceptance of the offer by such person or entity, of the Securities, such person or entity was outside the United States.

2.	Such person or entity is acquiring the Securities for such Purchaser’s own account, for investment and not for distribution or resale to others and is not purchasing the Securities for the account or benefit of any U.S. person, or with a view towards distribution to any U.S. person, in violation of the registration requirements of the Securities Act.

3.	Such person or entity will make all subsequent offers and sales of the Securities either (x) outside of the United States in compliance with Regulation S; (y) pursuant to a registration under the Securities Act; or (z) pursuant to an available exemption from registration under the Securities Act. Specifically, such person or entity will not resell the Securities to any U.S. person or within the United States prior to the expiration of a period commencing on the Closing Date and ending on the date that is one year thereafter (the “Distribution Compliance Period”), except pursuant to registration under the Securities Act or an exemption from registration under the Securities Act.

4.	Such person or entity has no present plan or intention to sell the Securities in the United States or to a U.S. person at any predetermined time, has made no predetermined arrangements to sell the Securities and is not acting as a distributor of such securities.

5.	Neither such person or entity, its affiliates nor any person acting on behalf of such person or entity, has entered into, has the intention of entering into, or will enter into any put option, short position or other similar instrument or position in the U.S. with respect to the Securities at any time after the Closing Date through the Distribution Compliance Period except in compliance with the Securities Act.

6.	Such person or entity consents to the placement of a restrictive legend on any certificate or other document evidencing the Securities, relating to the fact that the Securities are not registered under the Securities Act.

7.	Such person or entity is not acquiring the Securities in a transaction (or an element of a series of transactions) that is part of any plan or scheme to evade the registration provisions of the Securities Act.

8.	Such person or entity has sufficient knowledge and experience in finance, securities, investments and other business matters to be able to protect such person’s or entity’s interests in connection with the transactions contemplated by the Agreement.

9.	Such person or entity has consulted, to the extent that it has deemed necessary, with its tax, legal, accounting and financial advisors concerning its investment in the Securities.

10.	Such person or entity understands the various risks of an investment in the Securities and can afford to bear such risks for an indefinite period of time, including, without limitation, the risk of losing its entire investment in the Securities.

11.	Such person or entity has had access to the Company’s publicly filed reports with the Securities and Exchange Commission and has been furnished with all other public information regarding the Company that such person or entity has requested and all such public information is sufficient for such person or entity to evaluate the risks of investing in the Securities.

12.	Such person or entity has been afforded the opportunity to ask questions of and receive answers concerning the Company and the terms and conditions of the issuance of the Securities.

13.	Such person or entity is not relying on any representations and warranties concerning the Company made by the Company or any officer, employee or agent of the Company, other than those contained in the Agreement.

14.	Such person or entity will not sell or otherwise transfer the Securities unless either (A) the transfer of such securities is registered under the Securities Act or (B) an exemption from registration of such securities is available.

15.	Such person or entity understands and acknowledges that the Securities have not been recommended by any federal or state securities commission or regulatory authority, that the foregoing authorities have not confirmed the accuracy or determined the adequacy of any information concerning the Company that has been supplied to such person or entity and that any representation to the contrary is a criminal offense.

Date:

(Signature of Authorized Signatory)

(Name of Authorized Signatory)

(Title)

Exhibit A

Form of Joinder Agreement

This Joinder Agreement (this “Joinder Agreement”) is made and entered into as of [●], 2025 (the “Joinder Date”), by and among Viewbix Inc. (the “Viewbix”), Quantum X Labs Ltd. (the “Company”), and the undersigned holder of [●]% of the share capital on the Company on a fully diluted basis (the “Joining Quantum Shareholder”). Capitalized terms used but not defined in this Joinder Agreement shall have the respective meanings ascribed to such terms in the Exchange Agreement (as defined below).

RECITALS

WHEREAS, Viewbix, the Company, and certain shareholders of the Company holding [●]% of the share capital on the Company on a fully diluted basis (the “Initial Quantum Shareholders”) have entered into that certain Securities Exchange Agreement, dated as of December 15, 2025 (as amended, restated, supplemented or otherwise modified from time to time, the “Exchange Agreement”);

WHEREAS, pursuant to the Exchange Agreement, Viewbix agreed to issue shares of its common stock in exchange for ordinary shares of the Company held by Initial Quantum Shareholders, subject to the terms and conditions set forth therein;

WHEREAS, the Exchange Agreement contemplates that additional shareholders of the Company may become parties thereto by executing a joinder agreement in the form attached thereto; and

WHEREAS, the Joining Quantum Shareholder desires to become a party to the Exchange Agreement and to exchange its Company ordinary shares on the terms set forth therein.

1. Joinder and Assumption

The Joining Quantum Shareholder hereby irrevocably agrees to become a party to the Exchange Agreement as a “Quantum Shareholder” for all purposes thereunder. Upon execution and delivery of this Joinder Agreement, the Joining Quantum Shareholder shall be deemed a Quantum Shareholder and a party to the Exchange Agreement as if it were an original signatory thereto, and shall be bound by, and entitled to the benefits of, all terms, conditions, covenants, representations, warranties and obligations applicable to a Quantum Shareholder under the Exchange Agreement.

2. Exchange of Shares

Pursuant to and in accordance with the Exchange Agreement, the Joining Quantum Shareholder agrees to exchange [●] ordinary shares of the Company, representing [●]% of the share capital on the Company on a fully diluted basis, for [●] shares in exchange for its pro rata share (together with the Initial Quantum Shareholders and other shareholders of the Company who may execute a joinder agreement on or prior to the Closing Date to become a party to the Exchange Agreement) of Viewbix Exchange Securities and Earn-Out Securities.

3. Representations and Warranties

The Joining Quantum Shareholder hereby makes, as of the Joinder Date, all representations and warranties of a Quantum Shareholder set forth in the Exchange Agreement, with the same force and effect as if such representations and warranties were fully set forth herein, except that references therein to the “Effective Date” shall be deemed to refer to the Joinder Date.

4. Covenants and Agreements

The Joining Quantum Shareholder agrees to perform and comply with all covenants and agreements applicable to a Quantum Shareholder under the Exchange Agreement.

5. Effect of Joinder; No Amendment

This Joinder Agreement is executed pursuant to the joinder provisions of the Exchange Agreement and shall not amend, modify or waive any provision thereof. Except as expressly provided herein, the Exchange Agreement shall remain in full force and effect.

6. Governing Law

This Joinder Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts-of-law principles.

7. Counterparts; Electronic Signatures

This Joinder Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Signatures delivered electronically or by PDF shall be deemed effective for all purposes.

[Signature pages follow]

JOINING QUANTUM SHAREHOLDER

Name: ______________________________

Address: ___________________________

Number of Quantum X Labs Ltd. Ordinary Shares Held on a Fully Diluted Basis: __________

% of Quantum X Labs Ltd. : __________

Signature: __________________________

Date: ______________________________

ACKNOWLEDGED AND AGREED

VIEWBIX INC.

By: ________________________________
Name: ______________________________
Title: ______________________________
Date: ______________________________

QUANTUM X LABS LTD.

By: ________________________________
Name: ______________________________
Title: ______________________________
Date: ______________________________

Exhibit B

Form of Pre-Funded Warrant